As filed with the Securities and Exchange Commission on July 8, 2005.

File No. 333-85488

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHN HANCOCK LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	04-1414660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

John Hancock Place

Boston, Massachusetts 02116

(617) 572-6000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James E. Enterkin, Jr., Esq.

John Hancock Life Insurance Company

John Hancock Place

Boston, Massachusetts 02116

(617) 572-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael L. Fantozzi, Esq. R. Mark Chamberlin, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	William M. Rustum, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

The Registrant hereby amends its Registration Statement on Form S-3 (File No. 333-85488), initially filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2003 (the “Form S-3”), by deregistering all of the SignatureNotesSM that remain unsold by John Hancock Life Insurance Company (“JHLIC”) as of the date hereof (collectively, the “Remaining Securities”).

Hereafter, SignatureNotesSM of JHLIC, together with subordinated guarantees of Manulife Financial Corporation (“MFC”) relating thereto, will be sold under the Registration Statement on Form F-3, initially filed with the Commission on April 21, 2005, by JHLIC and MFC (File Nos. 333-124223 and 333-124223-01).

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Form S-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes all of the Remaining Securities from registration. The offering is hereby terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 8, 2005.

JOHN HANCOCK LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Peter Copestake
	Name:	Peter Copestake
	Title:	Treasurer

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